Exhibit 10.1

Deed of Termination, Settlement and Release

101 Collins Street Melbourne Victoria 3001 Australia
Telephone 61 3 9288 1234 Facsimile 61 3 9288 1567
Error! Unknown document property name. DX 240 Melbourne

SYDNEY MELBOURNE PERTH BRISBANE HANOI HO CHI MINH CITY SINGAPORE
Correspondent Offices JAKARTA KUALA LUMPUR

Liability limited by the Solicitors’ Limitation of Liability Scheme, approved under the Professional Standards Act 1994 (NSW)

This deed of termination, settlement and release (Deed)

is made on 4 February 2007 between the following parties:

1                                         Shuffle Master Inc

of 1106 Palms Airport Drive, Las Vegas, Nevada, United States of America

(Shuffle Master)

2                                         Stargames Corporation Pty Ltd

ACN 001 660 537
1 Sheridan Close, Milperra, New South Wales, Australia (SCPL)

3                                         Elixir Group Limited

of 38/F, the Centrium, 60 Wyndham Street, Central, Hong Kong (EGL)

4                                         Melco International Development Limited

of 38/F, the Centrium, 60 Wyndham Street, Central, Hong Kong (Melco)

Recitals

A.                                   On 11 April 2006, Shuffle Master, Stargames, Elixir and Melco entered into an Asia Representative Agreement (Agreement),

B.                                     Under the Agreement, Shuffle Master and Stargames appointed Elixir as their sole and exclusive distributor and system integrator for promoting, selling and distributing Products to Casinos in the Exclusive Territory (as those terms are defined in the Agreement).

C.                                     Since entering into the Agreement, the Parties have had a number of disputes and made a number of allegations to each other relative to the Agreement, the conduct of the Parties both before and after the Agreement was entered into and the respective rights and obligations of the Parties under or in respect of the Agreement (the Disputes).

D.                                    The parties have agreed to:

(a)                                  settle the Disputes on a `no admissions’ basis; and

(b)                                 terminate the Agreement, in accordance with this Deed. .

E.                                      Except for each Parties’ obligations set forth in this Deed, the Parties wish to release all conceivable claims against each other in respect of the Agreement and the Disputes, whether or not all material facts are known to the Party giving the release, and wish this Deed to have effect in a manner that most effectively releases any claims of the Parties against each other in relation to the Agreement and the Disputes.

This Deed witnesses

that in consideration of, among other things, the mutual promises contained in this Deed, the parties agree:

1          Definitions

In this Deed, unless the context otherwise requires:

All references to “this Deed” shall include Exhibit A and Schedules 1, 2 and 3 thereto.

“Elixir” means EGL and its subsidiary, namely Elixir Group (Macau) Limited.

“Escrow Agent” means Freehills, 101 Collins Street, Melbourne, Victoria, Australia.

“Ordered Products” means Relevant Gaming Machines which have been ordered under purchase order numbers P020070138, P020070139 and P020070140, on 4 February 2007, by Elixir from Stargames for its nominated customers (all of whom shall be Designated Clients), as listed in Schedule 3.

“Party” means:

(a)           Elixir and Melco, and each of them, on the one hand; and

(b)           Shuffle Master and Stargames, and each of them, on the other.

“Other Party” means Elixir and Melco and each of them, alternatively Shuffle Master and Stargames and each of them, as the context requires.

“Related Party” in relation to a Party means the directors, officers servants, agents and related bodies corporate (as defined in the Corporations Act 2001 (Cth)) of that Party.

“Royalty” means a royalty equivalent to 50% of the Gross Margin (as determined in accordance with paragraph 3 of Exhibit A) earned or to be earned by Elixir on the sale of the Ordered Products and/or Shipped Products or any part thereof at any time, but all amounts due Stargames under paragraphs 2(a) and 2(b) of Exhibit A shall nonetheless be paid to Stargames even if no sale to a customer occurs.

“Shipped Products” means Relevant Gaming Machines (and/or other Products) already supplied by Stargames to Elixir and/or Elixir’s customers as of 4 February 2007, as listed in Schedules 1 and 2.

“Stargames” means SCPL and each of its present and former subsidiaries.

In this Deed, unless the context requires otherwise terms and expressions defined in the Agreement and not in this Deed shall have the same meanings given to. those terms in the Agreement.

2             Ordered Products

(a)                                  Elixir hereby agrees:

(1)                                  that it has unconditionally and irrevocably ordered the Ordered Products;

(2)                                  not to cancel or amend the orders for the Ordered Products; and

(3)                                  to pay the Escrow Agent in respect of the Ordered Products, on or before 31 March 2007 the amounts listed in Exhibit A and Schedule 3, being an aggregate Royalty of US$578,551, and aggregate Gaming Machine Costs of US$639,888 (collectively “the Escrow Funds”), which payments shall be non-refundable (subject however to any adjustment due to liquidated damages payable by Stargames to Elixir in accordance with paragraph 5 of

Exhibit A) and shall be paid by Elixir irrespective of whether Elixir has sold the Ordered Products and/or received any payment in respect of them;

(4)                                  the amounts listed in Schedule 3 to be paid by Elixir in respect of Ordered Products, are exclusive of any GST. Elixir will not be liable for any GST, unless GST becomes due as a consequence of the Ordered Products not being exported from Australia within 60 days of the invoice date, where the delay in export is due to any action taken by Elixir or omission on the part of Elixir intended, or which is reasonably foreseeable to delay the export of such Ordered Products, in which event Elixir shall pay that GST in addition to the amounts listed in Schedule 3.

(b)                                 Stargames hereby agrees to:

(1)                                  accept, subject to the provisions of Exhibit A, the orders of the Ordered Products;

(2)                                  not withdraw its acceptance of those orders (provided that all provisions of Exhibit A are complied with by Elixir); and

(3)                                  supply the Ordered Products on the terms and conditions specified in Exhibit A and Schedule 3 of this Deed.

(c)                                  At the time when Stargames issuing the Notice (as that term is defined in paragraph 6 of Exhibit A) to Elixir, Stargames shall also provide a copy thereof to the Escrow Agent. The Escrow Agent shall only irrevocably and unconditionally release the Escrow Funds (subject however to any adjustment due to liquidated damages payable by Stargames to Elixir in accordance with paragraph 5 of Exhibit A) upon the expiration date of the Notice (which shall be the 5th business day from the date of Notice)(the Notice issuing date inclusive). Upon such expiration date, the Escrow Agent shall irrevocably and unconditionally release the Escrow Funds or the balance thereof after the aforesaid adjustment for liquidated damages, if any, to Stargames..

3             Shipped Products

(a)                                  Elixir hereby unconditionally and irrevocably agrees to pay to Stargames the following amounts (by the dates specified below) in respect of Shipped Products listed in Exhibit A and Schedules 1 and 2:

(1)                                  US$1,505,854 (the “overdue not paid” machine costs specified in Schedule 1) on or before 16 February 2007;

(2)                                  US$371,437 (the “current not paid” machine costs specified in Schedule 1) on or before 16 February 2006;

(3)                                  US$192,294 (the “sales invoices from 1 January” amount specified in Schedule 1) on or before 15 March 2007;

(4)                                  US$1,564,153 (the “current not paid” royalty amount specified in Schedule 2) on or before 16 February 2007; and

(5)                                  US$162,653 (the “sales invoices from 1 January” amount specified in Schedule 2) on or before 15 March 2007.

(b)                                 the amounts in clause 3(a) above shall be non-refundable and shall be paid by Elixir irrespective of whether Elixir has sold the Shipped Products and/or received any payment in respect of them,

(c)                                  the amounts listed in Schedules 1 and 2 to be paid by Elixir in respect of Shipped Products, are exclusive of any GST. Elixir will not be liable for any GST, unless GST becomes due as a consequence of the Shipped Products not being exported from Australia within 60 days of the invoice date, where the delay in export is due to any action taken by Elixir or omission on the part of Elixir intended or which is reasonably foreseeable to delay the export of such Shipped Products, in which event Elixir shall pay that GST in addition to the amounts listed in Schedules 1 and 2.

4             Method of Payment

(a)                                  The payments detailed in clause 3 hereof shall be made by wire transfer to the account listed below, as follows:

$US  BANK ACCOUNT DETAILS

Bank:
Branch:
Swift Code:
Correspondent Code:
BSB:
Account No:
Account Name:

(b)                                 The payment to the Escrow Agent pursuant to clause 2 above shall be made by wire transfer to the account listed below:

Bank:
Account Name:
Account address:
BSB number:
Account number:
Swift code (if required):
Matter number:

(c)                                  For the avoidance of doubt, all payments made pursuant to this Deed shall be in US Dollars.

5          Indemnity

(a)                                  Shuffle Master shall indemnify, defend and save harmless Elixir from and against all claims, lawsuits, losses and expenses arising out of or resulting from any breach by Stargames of any of its obligations under this Deed.

(b)                                 Melco, shall indemnify, defend and save harmless Stargames from and against all claims, lawsuits, losses and expenses arising out of or resulting from any breach by Elixir of any of its obligations under this Deed, including without limitation, the obligation to pay the amounts listed in Exhibit A and Schedules 1, 2 and 3 for the Shipped Products and Ordered Products.

6          Termination of Agreement

(a)                                  In consideration for the mutual covenants and obligations of the Parties set out in this Deed, with effect from execution of this Deed the Parties hereby mutually terminate the Agreement.

(b)                                 No right or obligation arising under the Agreement nor any terms of the Agreement shall survive the termination of the Agreement save for:

(1)                                  the obligation in clause 17 of the Agreement to maintain the confidential and secret nature of all Confidential Information;

(2)                                  the provisions regarding notices under clause 28 of the Agreement;

(3)                                  each of the provisions in clause 11 (under the heading “Products Warranty”) of the Agreement;

(4)                                  those clauses of the Agreement specified elsewhere in this Deed as continuing to apply or to be in full force and effect notwithstanding the termination of the Agreement;

(5)                                  the definitions contained in clause 1 of the Agreement insofar as they apply to the clauses of the Agreement referred to in this Deed.

(e)                                  For the avoidance of doubt all other clauses of the Agreement (including without limitation clauses 10.3 and 23 of the Agreement) will have no force and effect after the termination of the Agreement pursuant to this Deed.

(d)                                 For the avoidance of doubt, the termination of the Agreement shall not affect or reduce the obligations of each Party set forth in this Deed,

(e)                                  Provided that Elixir timely makes all payments set forth in each of the Schedules, when due,. and notwithstanding the termination of the Agreement, the Representative shall have six (6) months from the date of this Deed to sell all of its stocks of Relevant Gaming Machines and Relevant Table Gaming Products, but such sales shall only be permitted within the countries which were within the Exclusive Territory (as defined in the Agreement).

7             Mutual Release

(a)                                  With effect from execution of this Deed:

(1)                                  Elixir and Melco unconditionally and irrevocably release and discharge Stargames and Shuffle Master and each of their Related Parties severally; and.

(2)                                  Stargames and Shuffle Master unconditionally and irrevocably release and discharge Elixir and Melco and each of their Related Parties severally,

from any claim, action, demand, suit or proceeding for damages, debt, restitution, equitable compensation, account, injunction, specific performance or any other remedy that each Party has or may have against the other Party or any of the Related Parties of the other Party directly or indirectly, whether known or unknown, now existing or existing in the future, liquidated or unliquidated, fixed or contingent, in respect of:

(3)                                  the Agreement (except for the obligations in the Agreement which are referred to in clause 6(b) of this Deed);

(4)                                  any conduct and/or representations of the parties made or engaged in prior to entry into of the Agreement or this Deed;

(5)                                  the subject matter of any Dispute or any part of any Dispute; and

(6)                                  any thing related to any Dispute including, without limitation, any damage, loss, cost or expense suffered as a result of any Dispute,

whether arising at common law, in equity, or under statute or otherwise (the Released Matters), except the Released Matters shall not include any obligations in this Deed.

(b)                                 In support of and without limiting the releases in (a) above each Party:

(1)                                  covenants with the Other Party and each of the Other Party’s Related Parties severally not to claim, , sue or take any action against the other Party or any of the Related Parties of the Other Party in respect of the Released Matters;

(2)                                  acknowledges that the Agreement is terminated and of no further force or effect, except to the extent that rights and obligations arising under the Agreement survive by virtue of clause 6(b) of the this Deed.

(c)                                  For the avoidance of doubt, and notwithstanding any other provision of this Deed, nothing in this clause 7 prevents any Party from commencing proceedings to enforce their rights under this Deed, including the right to enforce the obligations in Exhibit A and Schedules 1, 2 and 3 hereof, but in no event shall any Party have the right to rescind or terminate this Deed, nor shall Elixir be relieved of its payment obligations as set forth in clauses 2 and 3 of this Deed.

8             Benefit of Release

Without prejudice to the ability of each Party and each Related Party to enforce this Deed for its own benefit:

(a)                                  each Party holds the benefit of each release, discharge and covenant not to sue contained in this Deed to the extent that it is expressed to apply in favour of its Related Parties on trust for each of its Related Parties; and

(b)                                 any variation agreed in writing by a Party to the terms of any release, discharge or covenant not to sue contained in this Deed in favour of that Party will be binding on all of the Related Parties of that Party and in agreeing to that variation that Party will:

(i)                                     warrant to the Other Party that it has obtained the consent of each of its Related Parties before agreeing to that variation; and

(ii)                                  acknowledge and agree that the Other Party is relying on this representation in agreeing to the variation.

9             Confidentiality

(a)                                  No Party may disclose any information in respect of this Deed or any matter relating to any Dispute, other than for the purpose of:

(1)                                  enforcing this Deed;

(2)                                  receiving legal or tax advice in relation to this Deed;

(3)                                  to the minimum extent necessary, enabling a Party to comply with its obligations at law or under any regulation; or

(4)                                  complying with any requirement of or by any gaining regulator.

(b)                                 Subject to clause 9(a), no Party may make any adverse comments to any person or in any public announcement about any other Party or in relation to the Agreement, the termination of the Agreement, any Dispute and/or the subject matter of this Deed.

(c)                                  Subject to clause 9(a), no Party may make any public announcement that contains any reference to the Disputes or the settlement of the Disputes.

(d)                                 Each Party shall ensure that its Related Parties will comply with this clause 9.

10           Plea in bar

Each Party acknowledges that the Other Party and the Related Parties of the Other Party are entitled to enforce this Deed directly and in the. case of the Related Parties of the Other Party to the same extent as if the Related Parties were parties to this Deed and may plead this Deed in bar to any claim or proceeding by the Other Party or the Related Parties of the Other Party in respect of the Released Matters.

11           Logos

Each Party undertakes and agrees that it will not use (or authorise any other person to use), register, exploit or otherwise deal with any joint logos developed by the Parties pursuant to clause 18.5 of the Agreement.

12           Costs and expenses

Each Party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery, stamping and registration of this Deed.

13           General

13.1        Paramountcy of Deed

If this Deed conflicts with any other document, agreement or arrangement, this Deed prevails to the extent of the inconsistency.

13.2        No merger

The provisions of this Deed will not merge on completion of any transaction contemplated in this Deed and, to the extent any provision has not been fulfilled, will remain in force.

13.3        Attorneys / Other signatories

Each person who executes this Deed on behalf of a Party under a power of attorney warrants that he or she has no notice of the revocation of that power or of any fact or circumstance that might affect his or her authority to execute this Deed under that power. Further, each Party represents to the Other Party that any person who executes this Deed on behalf of the Party, is duly authorised to do so.

13.4        Amendment

This Deed may not be amended or varied unless the amendment or variation is in writing signed by all Parties.

13.5        Entire agreement

This Deed (including Exhibit A and the Schedules thereto) constitutes the entire agreement between the Parties in relation to the subject matter of this Deed. All discussions, undertakings, agreements, representations, warranties and indemnities giving rise to the Dispute, made in connection with the Dispute or relating to the settlement of it are replaced by this Deed and have no further effect.

13.6        Assignment

No Party may assign, transfer or otherwise deal with this Deed or any material right or material obligation under this Deed without the prior written consent of each other Party, which must not be unreasonably withheld.

13.7        Severability

Part or all of any provision of this Deed that is illegal or unenforceable will be severed from this document and will not affect the continued operation of the remaining provisions of this document.

13.8        Waiver

Waiver of any power or right under this Deed:

(a)                                  must be in writing signed by the Party entitled to the benefit of that power or right; and

(b)                                 is effective only to the extent set out in that written waiver.

13.9        Further assurances

Each Party must do or cause to be done all things necessary or reasonably desirable to give full effect to this Deed and the transactions contemplated by it (including, but not limited to, the execution of documents, including the execution of an escrow agreement with the Escrow Agent, in terms consistent with the terms of this Deed).

13.10      Legal advice

The Parties agree that they:

(a)                                  have had a full and proper opportunity to consider the terms of this Deed;

(b)                                 have had a full and proper opportunity to obtain independent legal advice in respect of the terms of this Deed; and

(c)                                  have freely entered into this Deed.

13.11      Counterparts

This Deed may be executed in any number of counterparts and all counterparts taken together will constitute one document.

13.12      Governing law and jurisdiction

This Deed is governed by and construed in accordance with the laws in force in the State of State Victoria and each Party submits to the exclusive jurisdiction of the courts of that State.

Executed as a Deed:

Signed sealed and delivered by
Shuffle Master Inc.
by:

/s/ Jerry Smith	/s/ John C. Rouse
an authorized signatory	an authorized signatory

Jerry Smith	John C. Rouse
Name (please print)	Name (please print)

Signed sealed and delivered by
Stargames Corporation Pty Ltd
by:

/s/ John C. Rouse	/s/ John C. Rouse
Director	Director

John C. Rouse	For Paul C. Meyer per Power of Attorney
Name (please print)	Name (please print)

Signed sealed and delivered by
Elixir Group Limited
by:

/s/ Yuen Tien Yau, Gordon
Secretary/Director

Yuen Tien Yau, Gordon
Name (please print)

Signed sealed and delivered by
Melco International Development Limited
by:

/s/ Tsang Yuen Woo, Samuel	/s/ Chung Yuk Man, Clarence
Director	Director

Tsang Yuen Woo, Samuel	Chung Yuk Man, Clarence
Name (please print)	Name (please print)